SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMONWEALTH TEL CL B

                    GAMCO INVESTORS, INC.
                                 1/10/02            1,000            42.0000
                                 1/10/02              800            42.0000
                                12/26/01            1,000            46.0000
                                12/18/01              500-           47.4500
                                11/23/01              500            46.1000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.